UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2025

Cytokinetics, Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 624-3000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Item 8.01 Other Events.

On August 31, 2025, Cytokinetics, Incorporated announced that additional data related to aficamten were presented at the European Society of Cardiology Congress 2025 in Madrid, Spain, including a pre-specified analysis of the effect of aficamten on cardiac structure and function from MAPLE-HCM (Metoprolol vs Aficamten in Patients with LVOT Obstruction on Exercise Capacity in HCM), which was simultaneously published in the Journal of the American College of Cardiology, as well as a Late Breaking Clinical Science presentation related to the incidence and impact of atrial fibrillation (AF) associated with aficamten, which was simultaneously published in Heart Rhythm. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K/A is being filed because the original Form 8-K filed on September 2, 2025 was missing a hyperlink to the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated August 31, 2025.

104 The cover page of this report has been formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date:	September 8, 2025	By:	/s/ John Faurescu
SVP, Deputy General Counsel & Secretary